Exhibit 99.2

May 9, 2018 Management Presentation First Quarter 2018 Results

1 FORWARD LOOKING STATEMENTS & OTHER INFORMATION This presentation contains forward - looking statements within the meaning of Section 27 A of the Securities Act of 1933 , as amended, and section 21 E of the Securities Exchange Act of 1934 , as amended, which are subject to the “safe harbor” created by those sections . Statements in this presentation that are not historical facts, including without limitation statements about the Company’s beliefs and expectations, earnings guidance, recent business and economic trends, potential acquisitions, and estimates of amounts for redeemable noncontrolling interests and deferred acquisition consideration, constitute forward - looking statements . Words such as “estimates”, “expects”, “contemplates”, “will”, “anticipates”, “projects”, “plans”, “intends”, “believes”, “forecasts”, “may”, “should”, and variations of such words or similar expressions are intended to identify forward - looking statements . These statements are based on current plans, estimates and projections, and are subject to change based on a number of factors, including those outlined below . Forward - looking statements speak only as of the date they are made, and the Company undertakes no obligation to update publicly any of them in light of new information or future events, if any . Forward - looking statements involve inherent risks and uncertainties . A number of important factors could cause actual results to differ materially from those contained in any forward - looking statements . Such risk factors include, but are not limited to, the following : • risks associated with severe effects of international, national and regional economic conditions ; • the Company’s ability to attract new clients and retain existing clients; • the spending patterns and financial success of the Company’s clients; • the Company’s ability to retain and attract key employees; • the Company’s ability to remain in compliance with its debt agreements and the Company’s ability to finance its contingent pa yme nt obligations when due and payable, including but not limited to those relating to redeemable noncontrolling interests and deferred acquisition consideration; • the successful completion and integration of acquisitions which complement and expand the Company’s business capabilities, an d t he potential impact of one or more asset sales; • foreign currency fluctuations; and • risks associated with the ongoing Canadian class litigation claim. The Company’s business strategy includes ongoing efforts to engage in acquisitions of ownership interests in entities in the marketing communications services industry . The Company intends to finance these acquisitions by using available cash from operations and through incurrence of bridge or other debt financing, either of which may increase the Company’s leverage ratios, or by issuing equity, which may have a dilutive impact on existing shareholders proportionate ownership . At any given time the Company may be engaged in a number of discussions that may result in one or more acquisitions . These opportunities require confidentiality and may involve negotiations that require quick responses by the Company . Although there is uncertainty that any of these discussions will result in definitive agreements or the completion of any transactions, the announcement of any such transaction may lead to increased volatility in the trading price of the Company’s securities . Investors should carefully consider these risk factors and the additional risk factors outlined in more detail in the Company’s 2017 Annual Report on Form 10 - K under the caption “Risk Factors”, and in the Company’s other SEC filings .

2 SUMMARY » Challenging start to 2018 » Slower - than - expected revenue trends and dampened near - term outlook reflect select client cutbacks and slower conversion of our new business pipeline with budgets smaller than anticipated, in some instances » Adjusted EBITDA significantly impacted by the adoption of ASC 606 and previously disclosed incremental costs related to real estate consolidation, ASC 606 - related professional fees, and strategic initiatives » Closed acquisition of Instrument (April 2), deepening expertise in digital » Updating 2018 guidance to account for tempered near - term outlook, 9 months contribution from Instrument, and the impact of the adoption of ASC 606 Note: See appendix for definitions of non - GAAP measures

3 » Adopted ASC 606 effective January 1, 2018 using the Modified Retrospective Method, therefore reported results are not comparable with the prior period (which continues to be reported under ASC 605) » Revenue of $327.0 million versus $344.7 million (as reported under ASC 605); excluding the impact of the adoption of ASC 606, revenue was $348.2 million, or +1.0% » Organic revenue increased 1.0%, including a 340 basis points benefit from higher billable pass - through costs; over $5 million of additional revenue could not be recognized in time for Q1 due to timing, and which is expected to be recognized in Q2 » Net loss attributable to MDC Partners common shareholders of $31.4 million versus a loss of $11.1 million (as reported under ASC 605); excluding the impact of the adoption of ASC 606, Net loss attributable to MDC Partners common shareholders was $27.0 million » Adjusted EBITDA of $7.8 million versus $35.8 million (as reported under ASC 605); excluding the impact of the adoption of ASC 606, Adjusted EBITDA was $13.9 million. Q1 2018 included one - time costs totaling $6 million related to incremental professional fees associated with the adoption of ASC 606, real estate consolidation, strategic initiatives, and incremental severance, in addition to the absence of $0.7 million from LBN (sold August 2017). » Net new business wins of $19.9 million. FIRST QUARTER 2018 FINANCIAL HIGHLIGHTS Note: See appendix for definitions of non - GAAP measures

CONSOLIDATED REVENUE AND EARNINGS

(US$ in millions, except percentages)

	Three Months Ended March 31,		
	2018 (1)	2017	% Change
Revenue	$ 327.0	$ 344.7	*(5.1)* %
Operating expenses			
Cost of services sold	243.0	237.6	*2.3* %
Office and general expenses	83.9	87.8	*(4.5)* %
Depreciation and amortization	12.4	10.9	*13.6* %
Other asset impairment	2.3	-	*NM* %
Operating profit (loss)	(14.6)	8.4	*(274.2)* %
Other, net	(6.2)	2.6	
Interest expense and finance charges	(16.2)	(16.8)	
Interest income	0.1	0.2	
Income tax benefit (expense)	8.3	(4.0)	
Equity in (earnings) losses of non-consolidated affiliates	0.1	(0.1)	
Net loss	(28.5)	(9.7)	
Net income attributable to non-controlling interests	(0.9)	(0.9)	
Accretion on convertible preference shares	(2.0)	(0.5)	
Net loss attributable to MDC Partners Inc. common shareholders	$ (31.4)	$ (11.1)	

[1] Effective January 1, 2018, we adopted ASC Topic 606, "Revenue from Contracts with Customers" (ASC 606). ASC 606 was applied using the modified retrospective method, with the cumulative effect of the initial adoption being recognized as an adjustment to opening retained earnings at January 1, 2018. As a result, comparative prior periods have not been adjusted and continue to be reported under ASC 605 "Revenue Recognition" (ASC 605). For the three months ended March 31, 2018, the adoption of ASC 606 reduced revenue by $21.3 million, increased operating loss by $6.1 million, and increased Net loss attributable to MDC Partners common shareholders by $4.4 million, or $0.08 per share. As required, we have provided a reconciliation of the current presentation under ASC 606 to the prior presentation under ASC 605 on page 6 of this presentation.

Note: Actuals may not foot due to rounding.

4

5 APPLICATION OF ASC 606 » Adopted ASC 606 effective January 1, 2018 » Only the accounting changes » No change to our business model or performance metrics » No change to our client relationships or underlying client contracts » No change to cash or cash flow » No change to 2018 Adjusted EBITDA dollar targets » Summary of key changes and impacts Item What Changes Net Impact Retainers and Projects Previously recognized on a straight - line basis over the term of the customer arrangement; under ASC 606, an input method is used to measure progress and recognize revenue Changes timing of revenue recognition between quarters. Immaterial impact on full year revenue or Adjusted EBITDA. Incentive Compensation Previously recognized when specific quantitative goals were achieved, or when performance against qualitative goals was determined by the client; under ASC 606, treated as variable consideration and estimated at inception and throughout the term of contract Accelerates revenue recognition between quarters. Immaterial impact on full year revenue or Adjusted EBITDA. Third - party Pass - through and Out - of - pocket Costs Certain client arrangements previously accounted for as principal are now accounted for as agent, which means certain third - party costs are no longer included in revenue Decreases revenue and expense, dollar for dollar. No impact on Adjusted EBITDA.

6 IMPACT OF ADOPTION OF ASC 606 ON REPORTED RESULTS 1 The above table summarizes the impact of the adoption of ASC 606 on our US GAAP and non - GAAP performance metrics. Note: Actuals may not foot due to rounding. (US$ in millions, except percentages) Adjusted to Exclude Impact of As Reported Adjustments Adoption of ASC 606 Revenue 326,968$ 21,276$ 348,244$ Costs of services sold 243,030 15,197 258,227 Operating loss (14,633) 6,079 (8,554) Net loss attributable to MDC Partners, Inc. common shareholders (31,443) 4,436 (27,007) Loss per common share - basic and diluted (0.56) 0.08 (0.48) Organic Revenue Growth Adjusted EBITDA * 7,824$ 6,079$ 13,903$ margin 2.4% 4.0% Three Months Ended March 31, 2018

7 » Organic revenue growth of 1.0%, favorably impacted by 340 basis points from increased billable pass - through costs incurred on clients’ behalf » Over $5 million of additional revenue could not be recognized in Q1 due to timing; most if not all is expected to be recognized in Q2 REVENUE SUMMARY 1 Impact of adoption of ASC 606: In accordance with the adoption of ASC 606, we were required to change certain aspects of our rev enue recognition accounting policy as it relates to performance incentives, retainer fees, and certain third - party pass - through and out - of - pocket costs. Under the prior guidelines, performance incentives were recognized in revenue when specific quantitative goals were achieved, or when the Company's performance against qualitative goals was determined by the client. Under ASC 606, the Company now estimates the amount of the incentive that will be earned at the inception and throughout the term of the contract. Additionally, previously, fees for non - refundable retainers were generally recognized on a straight - line basis over the term of the specific customer arrangement. Under ASC 606, an input method is typically used to measure progress and recognize revenue for these types of arrangements. Finally, the adoption of ASC 606 resulted in certain client arrangements previously being accounted for as prin cip al, now being accounted for as agent. In these instances, certain third - party pass - through and out - of - pocket costs which were billed to clients in connection with services being provided, are no longer included in revenue and t her efore the revenue recorded is equal to the net amount retained. Note: Actuals may not foot due to rounding. (US$ in millions, except percentages) Revenue $ % Change March 31, 2017 (ASC 605) $344.7 Organic Revenue Growth (Decline) 3.3 1.0% Non-GAAP Acquisitions (Dispositions), net (5.3) (1.5%) Foreign Exchange impact, net 5.5 1.6% Impact of Adoption of ASC 606 (1) (21.3) (6.2%) Total Change (17.7) (5.1%) March 31, 2018 (ASC 606) $327.0 Three Months Ended

8 REVENUE BY GEOGRAPHY AND SEGMENT » Excluding the impact of the adoption of ASC 606, revenue was $348.2 million Note: Actuals may not foot due to rounding (US$ in millions, except percentages) Total Total Organic Revenue Revenue Growth Growth (Decline) United States $256.5 (6.6%) (1.8%) Canada 26.4 (0.3%) (1.1%) North America 282.9 (6.1%) (1.8%) Other 44.1 1.2% 19.8% Total $327.0 (5.1%) 1.0% Global Integrated Agencies $150.4 (16.1%) (5.1%) Domestic Creative Agencies 21.3 1.8% (1.8%) Specialized Communications 43.2 6.1% 5.5% Media Services 31.3 (11.3%) (0.2%) All Other 80.9 17.9% 15.6% Total $327.0 (5.1%) 1.0% Three Months Ended March 31, 2018

9 Year - over - Year Growth by Category » Best performing sectors: Healthcare, Technology, Transportation and Travel/Lodging, Food & Beverage, Financials » Top 10 clients increased to 22.9% of revenue vs 22.0% a year ago (largest <4%) REVENUE BY CLIENT INDUSTRY Note: Actuals may not foot due to rounding. Year - over - year category growth shown on a reported basis. Q1 2018 Mix Q1 2018 (normalized for impact of adoption of ASC 606) Above 10% Healthcare, Technology, Transportation and Travel/Lodging, Food & Beverage, Financials 0% to 10% ---- Below 0% Communications, Retail, Consumer Products, Automotive

10 ADJUSTED EBITDA 1 Adjusted EBITDA is a non - GAAP measure. See appendix for the definition. Note: Actuals may not foot due to rounding. » Excluding the impact of the adoption of ASC 606, Adjusted EBITDA was $13.9 million with margins of 4.0% (US$ in millions, except percentages) 2018 2017 (ASC 606) (ASC 605) Advertising and Communications Group 18.0$ 43.3$ (58.5) % Global Integrated Agencies (3.8) 16.8 (122.4) % Domestic Creative Agencies 4.0 4.4 (9.9) % Specialized Communications 5.9 6.4 (8.3) % Media Services 1.3 4.0 (67.6) % All Other 10.6 11.7 (9.7) % Corporate Group (10.1) (7.5) 34.8 % Adjusted EBITDA (1) 7.8$ 35.8$ (78.2) % margin 2.4% 10.4% Three Months Ended March 31, % Change

11 SUMMARY OF CASH FLOW 1 Effective January 1, 2018, we adopted ASU 2016 - 15, "Statement of Cash Flows", which clarifies how cash receipts and cash payment s in certain transactions are presented and classified on the statement of cash flows. We applied ASU 2016 - 15 on a retrospective basis, and accordingly the prior period has been reclassified to conform t o the new standard. (US$ in millions) 2018 2017 Net cash used in operating activities ($61.0) ($33.2) Net cash used in investing activities ($3.9) ($11.1) Net cash provided by financing activities $47.6 $39.6 Effect of exchange rate changes on cash and cash equivalents $0.3 ($0.1) Net decrease in cash and cash equivalents ($17.0) ($4.7) Three Months Ended March 31,

12 2018 FINANCIAL OUTLOOK Organic Revenue Growth Pass - through and Out - of Pocket Costs Note: The Company has excluded a quantitative reconciliation with respect to the Company’s 2018 guidance under the “unreasona ble efforts” exception in item 10(e)(1)( i )(B) of Regulation S - K. Note: See appendix for definitions of non - GAAP measures We expect 1 - 3% growth in organic revenue (versus approximately 4% growth previously), whose definition now excludes the impact of the adoption of ASC 606 in the reconciliation of reported revenue. The adoption of ASC 606 resulted in certain client contracts previously being accounted for as principal, now being accounted for as agent. This results in a reduction in full year gross revenue of approximately $65 million with a corresponding reduction in direct costs, with no impact on profit. 2018 Outlook Commentary Adjusted EBITDA Margin We expect margins to be flat to 40 basis points of expansion versus approximately 20 basis points expansion previously. Our revised outlook incorporates an approximately 60 basis point benefit from the shift from gross to net revenue accounting related to certain client contracts, whereas our prior outlook did not. Our revised outlook therefore implies an approximately 60 basis point reduction from our prior outlook, excluding the impact from the accounting change. Impact of Non - GAAP Acquisitions (Dispositions), net Our current expectations are that the impact of acquisitions, net of disposition activity, will increase revenue by approximately 80 basis points. Foreign Exchange Impact, net Assuming currency rates remain where they are, and based on our most recent projections, the net impact of foreign exchange is expected to be positive by approximately 50 basis points versus 100 basis points previously.

13 APPENDIX

REVENUE TRENDING SCHEDULE

(US$ in thousands, except percentages)

	2016 (ASC 605) Q1	2016 (ASC 605) Q2	2016 (ASC 605) Q3	2016 (ASC 605) Q4	2016 (ASC 605) FY	2017 (ASC 605) Q1	2017 (ASC 605) Q2	2017 (ASC 605) Q3	2017 (ASC 605) Q4	2017 (ASC 605) FY	2018 (ASC 606) Q1
Revenue											
United States	$252,199	$272,992	$274,506	$304,016	$1,103,712	$274,682	$304,463	$289,701	$303,517	$1,172,364	$256,524
Canada	28,406	33,614	30,233	31,848	124,101	26,470	30,583	31,418	34,622	123,093	26,379
North America	280,605	306,606	304,739	335,864	1,227,813	301,152	335,046	321,119	338,140	1,295,457	282,903
Other	28,437	30,442	44,515	54,578	157,972	43,548	55,487	54,680	64,608	218,323	44,066
Total	**$309,042**	**$337,048**	**$349,254**	**$390,442**	**$1,385,785**	**$344,700**	**$390,533**	**$375,799**	**$402,747**	**$1,513,779**	**$326,968**
% of Revenue											
United States	81.6%	81.0%	78.6%	77.9%	79.6%	79.7%	78.0%	77.1%	75.4%	77.4%	78.5%
Canada	9.2%	10.0%	8.7%	8.2%	9.0%	7.7%	7.8%	8.4%	8.6%	8.1%	8.1%
North America	90.8%	91.0%	87.3%	86.0%	88.6%	87.4%	85.8%	85.4%	84.0%	85.6%	86.5%
Other	9.2%	9.0%	12.7%	14.0%	11.4%	12.6%	14.2%	14.6%	16.0%	14.4%	13.5%
Total	**100.0%**	**100.0%**	**100.0%**	**100.0%**	**100.0%**	**100.0%**	**100.0%**	**100.0%**	**100.0%**	**100.0%**	**100.0%**
Total Growth %											
United States	0.1%	0.6%	1.5%	4.4%	1.7%	8.9%	11.5%	5.5%	(0.2%)	6.2%	(6.6%)
Canada	(4.8%)	(5.1%)	2.3%	(6.9%)	(3.8%)	(6.8%)	(9.0%)	3.0%	8.7%	(0.8%)	(0.3%)
North America	(0.4%)	(0.1%)	1.6%	3.2%	1.1%	7.3%	9.3%	5.4%	0.7%	5.5%	(6.1%)
Other	39.5%	2.2%	57.0%	62.2%	40.8%	53.1%	82.3%	22.8%	18.4%	38.2%	1.2%
Total	**2.3%**	**0.1%**	**6.3%**	**8.8%**	**4.5%**	**11.5%**	**15.9%**	**7.6%**	**3.2%**	**9.2%**	**(5.1%)**
Organic Revenue Growth (Decline) %											
United States	(1.2%)	(0.1%)	1.0%	4.3%	1.1%	8.9%	11.5%	6.0%	1.3%	6.7%	(1.8%)
Canada	4.5%	(0.6%)	2.0%	(6.0%)	(0.2%)	(7.6%)	(2.5%)	0.2%	3.8%	(1.4%)	(1.1%)
North America	(0.6%)	(0.1%)	1.1%	3.2%	1.0%	7.2%	10.0%	5.4%	1.5%	5.9%	(1.8%)
Other	41.4%	4.7%	19.1%	9.5%	16.5%	(11.1%)	28.5%	23.8%	14.2%	15.1%	19.8%
Total	**2.2%**	**0.3%**	**2.7%**	**3.8%**	**2.3%**	**5.6%**	**11.7%**	**7.8%**	**3.3%**	**7.0%**	**1.0%**
Growth % from Foreign Exchange											
United States	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
Canada	(9.3%)	(4.6%)	0.3%	0.5%	(3.2%)	3.2%	(4.6%)	4.2%	4.9%	1.8%	4.3%
North America	(1.0%)	(0.5%)	0.0%	0.1%	(0.3%)	0.3%	(0.5%)	0.4%	0.5%	0.2%	0.4%
Other	(4.3%)	(3.0%)	(7.4%)	(13.4%)	(7.5%)	(9.8%)	(11.7%)	3.0%	7.4%	(0.6%)	10.0%
Total	**(1.2%)**	**(0.7%)**	**(0.6%)**	**(1.2%)**	**(0.9%)**	**(0.6%)**	**(1.5%)**	**0.8%**	**1.4%**	**0.1%**	**1.6%**
Growth % from Acquisitions (Dispositions), net											
United States	1.3%	0.7%	0.4%	0.2%	0.6%	0.0%	0.0%	(0.5%)	(1.4%)	(0.5%)	(1.5%)
Canada	0.0%	0.0%	0.0%	(1.5%)	(0.4%)	(2.4%)	2.0%	(0.5%)	0.0%	(1.2%)	0.0%
North America	1.2%	0.6%	0.4%	0.0%	0.5%	(0.2%)	(0.2%)	(0.5%)	(1.3%)	(0.6%)	(1.4%)
Other	2.4%	0.5%	45.3%	66.1%	31.9%	74.1%	65.5%	(3.9%)	(3.2%)	23.7%	(2.7%)
Total	**1.3%**	**0.6%**	**4.3%**	**6.2%**	**3.2%**	**6.6%**	**5.7%**	**(0.9%)**	**(1.6%)**	**2.2%**	**(1.5%)**

Note: See appendix for definitions of non-GAAP measures
Note: Actuals may not foot due to rounding

14

ADJUSTED EBITDA TRENDING SCHEDULE

(US$ in thousands, except percentages)

	2016 (ASC 605)					2017 (ASC 605)					2018 (ASC 606)
	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3	Q4	FY	Q1
ADVERTISING AND COMMUNICATIONS GROUP											
Revenue	$309,042	$337,047	$349,254	$390,442	$1,385,785	$344,700	$390,532	$375,800	$402,747	$1,513,779	$326,968
Operating profit (loss)	21,678	36,868	(3,700)	37,703	92,549	16,969	36,069	47,944	71,833	172,815	(561)
Depreciation and amortization	10,823	10,926	11,053	12,059	44,861	10,588	10,467	10,997	10,324	42,376	12,151
Goodwill and other asset impairment	-	-	29,631	18,893	48,524	-	-	-	3,238	3,238	-
Stock-based compensation	3,881	4,880	4,623	5,094	18,478	4,345	5,023	5,903	6,945	22,216	3,789
Acquisition deal costs (2)	65	402	639	31	1,137	-	-	-	-	-	-
Deferred acquisition consideration adjustments	6,327	(299)	11,152	(9,211)	7,969	11,431	4,306	(2,462)	(18,173)	(4,898)	2,586
Distributions from non-consolidated affiliates	-	-	-	-	-	-	105	-	-	105	-
Adjusted EBITDA (1)	**$42,774**	**$52,777**	**$53,398**	**$64,569**	**$213,518**	**$43,334**	**$55,969**	**$62,382**	**$74,167**	**$235,852**	**$17,965**
CORPORATE GROUP											
Revenue	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0
Operating loss	(13,130)	(12,801)	(7,051)	(11,136)	(44,118)	(8,570)	(9,688)	(10,724)	(11,874)	(40,856)	(14,072)
Depreciation and amortization	397	510	359	319	1,585	310	299	255	234	1,098	224
Goodwill and other asset impairment	-	-	-	-	-	-	-	-	1,177	1,177	2,317
Stock-based compensation	804	650	605	466	2,525	605	517	477	535	2,134	1,248
Acquisition deal costs (2)	488	505	167	343	1,503	-	-	-	-	-	-
Distributions from non-consolidated affiliates	-	-	1,247	802	2,049	-	-	1,118	2,716	3,834	20
Other items, net	1,486	252	(2,463)	371	(354)	135	(100)	330	(112)	253	122
Adjusted EBITDA (1)	**($9,955)**	**($10,884)**	**($7,136)**	**($8,835)**	**($36,810)**	**($7,521)**	**($8,971)**	**($8,544)**	**($7,324)**	**($32,360)**	**($10,141)**
TOTAL											
Revenue	$309,042	$337,047	$349,254	$390,442	$1,385,785	$344,700	$390,532	$375,800	$402,747	$1,513,779	$326,968
Operating profit (loss)	8,548	24,067	(10,751)	26,567	48,431	8,399	26,381	37,220	59,959	131,959	(14,633)
Depreciation and amortization	11,220	11,436	11,412	12,378	46,446	10,898	10,766	11,252	10,558	43,474	12,375
Goodwill and other asset impairment	-	-	29,631	18,893	48,524	-	-	-	4,415	4,415	2,317
Stock-based compensation	4,685	5,530	5,228	5,560	21,003	4,950	5,540	6,380	7,480	24,350	5,037
Acquisition deal costs (2)	553	907	806	374	2,640	-	-	-	-	-	-
Deferred acquisition consideration adjustments	6,327	(299)	11,152	(9,211)	7,969	11,431	4,306	(2,462)	(18,173)	(4,898)	2,586
Distributions from non-consolidated affiliates	-	-	1,247	802	2,049	-	105	1,118	2,716	3,939	20
Other items, net	1,486	252	(2,463)	371	(354)	135	(100)	330	(112)	253	122
Adjusted EBITDA (1)	**$32,819**	**$41,893**	**$46,262**	**$55,734**	**$176,708**	**$35,813**	**$46,998**	**$53,838**	**$66,843**	**$203,492**	**$7,824**

[1] Adjusted EBITDA is a non-GAAP measure. See appendix for the definition

[2] Prior to 2017, Adjusted EBITDA included an additional adjustment for acquisition deal costs. Beginning with 2017, on a prospective basis we no longer include the acquisition deal cost adjustment but we continue to disclose this metric for your reference.

Note: Actuals may not foot due to rounding.

15

RECONCILIATIONS

(US$ in millions)

	2016					2017					2018
	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3	Q4	FY	Q1
Non-GAAP acquisitions (dispositions), net											
GAAP revenue from prior year acquisitions *	$ 6,556	$ 2,817	$ 17,083	$ 24,657	$ 51,113	$ 18,552	$ 24,983	$ -	$ -	$ 43,535	$ -
Foreign exchange impact	39	7	113	1,343	1,502	1,046	1,341	-	-	2,387	-
Contribution to organic revenue (growth) decline **	(2,783)	(896)	(3,142)	(3,300)	(10,121)	1,470	(6,399)	-	-	(4,929)	-
Prior year revenue from dispositions ***	-	-	-	(499)	(499)	(691)	(660)	(3,153)	(6,103)	(10,607)	(5,261)
Non-GAAP acquisitions (dispositions), net	$ 3,812	$ 1,928	$ 14,054	$ 22,201	$ 41,995	$ 20,377	$ 19,265	$ (3,153)	$ (6,103)	$ 30,386	$ (5,261)
Other items, net											
SEC investigation and class action litigation expenses	$ 1,486	$ 1,359	$ 767	$ 454	$ 4,066	$ 339	$ 382	$ 330	$ 287	$ 1,338	$ 122
SEC final settlement payment	-	-	-	1,500	1,500	-	-	-	-	-	-
D&O insurance proceeds	-	(1,107)	(3,230)	(1,583)	(5,920)	(204)	(482)	-	(399)	(1,085)	-
Total other items, net	$ 1,486	$ 252	$ (2,463)	$ 371	$ (354)	$ 135	$ (100)	$ 330	$ (112)	$ 253	$ 122
Cash interest, net & other											
Cash interest paid	$ (25,703)	$ (1,212)	$ (1,063)	$ (36,692)	$ (64,670)	$ (999)	$ (30,567)	$ (758)	$ (30,571)	$ (62,895)	$ (649)
Bond interest accrual adjustment	11,995	(15,680)	(14,625)	20,800	2,490	(14,625)	14,625	(14,625)	14,625	-	(14,625)
Adjusted cash interest paid	(13,708)	(16,892)	(15,688)	(15,892)	(62,180)	(15,624)	(15,942)	(15,383)	(15,946)	(62,895)	(15,274)
Interest income	178	203	218	209	808	227	178	145	209	759	148
Other	-	-	-	-	-	-	-	-		-	-
Total cash interest, net & other	$ (13,530)	$ (16,689)	$ (15,470)	$ (15,683)	$ (61,372)	$ (15,397)	$ (15,764)	$ (15,238)	$ (15,737)	$ (62,136)	$ (15,126)
Capital expenditures, net											
Capital expenditures	$ (5,539)	$ (7,909)	$ (6,275)	$ (9,709)	$ (29,432)	$ (9,413)	$ (11,743)	$ (7,149)	$ (4,653)	$ (32,958)	$ (3,799)
Landlord reimbursements	-	871	248	3,651	4,770	75	3,146	1,357	1,858	6,436	219
Total capital expenditures, net	$ (5,539)	$ (7,038)	$ (6,027)	$ (6,058)	$ (24,662)	$ (9,338)	$ (8,597)	$ (5,792)	$ (2,795)	$ (26,522)	$ (3,580)
Miscellaneous other disclosures											
Net income attributable to the noncontrolling interests	$ 859	$ 1,254	$ 1,059	$ 2,046	$ 5,218	$ 883	$ 2,214	$ 3,491	$ 8,787	$ 15,375	$ 897
Cash taxes	$ 143	$ 664	$ 1,991	$ 97	$ 2,895	$ 1,293	$ 2,130	$ 3,486	$ 1,191	$ 8,100	$ 1,333
Acquisition deal costs	$ 553	$ 907	$ 806	$ 374	$ 2,640	$ 234	$ 242	$ 216	$ 185	$ 877	$ 376

* GAAP revenue from prior year acquisitions for 2017 and 2016 relates to acquisitions which occurred in 2016 and 2015, respectively.

** Contributions to organic revenue growth (decline) represents the change in revenue, measured on a constant currency basis, relative to the comparable pre-acquisition period for acquired businesses that is included in the Company's organic revenue growth (decline) calculation

*** Prior year revenue from dispositions reflects the incremental impact on revenue for the comparable period after the Company's disposition of such disposed business, plus revenue from each business disposed of by the Company in the previous year through the twelve month anniversary of the disposition.

Note: Actuals may not foot due to rounding

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17 AVAILABLE LIQUIDITY 1 1 Subject to available borrowings under the Credit Facility. Note: Actuals may not foot due to rounding (US$ in millions) March 31, 2018 December 31, 2017 Commitment Under Facility $325.0 $325.0 Drawn 59.0 0.0 26.7$ 26.7$ Undrawn Letters of Credit 5.2 5.1 Undrawn Commitments Under Facility $260.7 $319.9 Total Cash & Cash Equivalents 29.2 46.2 Liquidity $289.9 $366.1

18 CURRENT CREDIT PICTURE 1 These ratios and measures are not based on generally accepted accounting principles and are not presented as alternatives mea sur es of operating performance or liquidity. Some of these ratios and measures include, among other things, proforma adjustments for acquisitions, one - time charges, and other items, as defined in the Credit Agreement. They are presented here to demonstrate compliance with the covenants in the Credit Agreement, as non - compliance with such covenants could have a material adverse effect on the Company. 2 Covenant EBITDA is a measure that includes pro forma adjustments for acquisitions, one - time charges, and other items, as defined in the Credit Agreement. 3 Total Senior Leverage is a measure that includes borrowings under the Credit Agreement, outstanding letters of credit, less c ash held in depository accounts, as defined in the Credit Agreement 4 Net Debt is a measure that includes borrowings under the Credit Agreement, the Senior Notes, other outstanding debt and lette rs of credit, less cash held in depository accounts, as defined in the Credit Agreement. Net Debt does not include Deferred Acquisition Consideration with the exception of certain fixed components ($1.9 million as of March 31, 2018 and $2.9 million as of December 31, 2017), and it does not include minority interest. 5 Based on borrowings as of March 31, 2018. Excludes capital leases, other outstanding debt and letters of credit, and Deferred Ac quisition Consideration. Note: Actuals may not foot due to rounding Current Debt Maturity Profile (5) $325 million Credit Facility Covenants (1) (US$ in millions) March 31, 2018 Covenants I. Total Senior Leverage Ratio 0.3 Maximum per covenant 2.0 II. Total Leverage Ratio 5.1 Maximum per covenant 5.5 III. Fixed Charges Ratio 2.3 Minimum per covenant 1.0 IV. Covenant EBITDA (2) $186.7 Minimum per covenant $105.0 Debt Calculation Total Senior Leverage, net (3) $52.1 Net Debt (4) $954.6 Twelve Months Ended

19 TEMPORAL PUT OBLIGATIONS AND IMPACT ON ADJUSTED EBITDA 1 This amount is in addition to ( i ) $33.4 million of options to purchase only exercisable upon termination not within the control of the Company, or death, and (i i) the excess of the initial redemption value recorded in Redeemable Noncontrolling Interests over the amount the Company would be required to pay to the holders sho uld the Company acquire the remaining ownership interests. Note: Actuals may not foot due to rounding Incremental (US$ in millions) Cash Stock Total Income in Period 2018 $3.9 $0.0 $3.9 $2.4 2019 2.7 0.0 2.7 0.1 2020 4.2 0.1 4.3 1.5 2021 2.1 0.1 2.2 0.0 Thereafter 2.1 0.0 2.1 0.4 Total $15.0 $0.2 $15.2(1) $4.4 Effective Multiple 3.5x Estimated Put Impact at March 31, 2018 Payment Consideration

DEFINITION OF NON-GAAP MEASURES

In addition to its reported results, MDC Partners has included in its earnings release and supplemental management presentation certain financial results that the Securities and Exchange Commission defines as "non-GAAP financial measures." Management believes that such non-GAAP financial measures, when read in conjunction with the Company's reported results, can provide useful supplemental information for investors analyzing period to period comparisons of the Company's results. Such non-GAAP financial measures include the following:

Organic Revenue: Organic Revenue: "Organic revenue growth" and "organic revenue decline" refer to the positive or negative results, respectively, of subtracting both the foreign exchange and acquisition (disposition) components from total revenue growth, excluding the impact of adopting ASC 606. The acquisition (disposition) component is calculated by aggregating prior period revenue for any acquired businesses, less the prior period revenue of any businesses that were disposed of during the current period. The organic revenue growth (decline) component reflects the constant currency impact of (a) the change in revenue of the partner firms which the Company has held throughout each of the comparable periods presented, and (b) "non-GAAP acquisitions (dispositions), net". Non-GAAP acquisitions (dispositions), net consists of (i) for acquisitions during the current year, the revenue effect from such acquisition as if the acquisition had been owned during the equivalent period in the prior year and (ii) for acquisitions during the previous year, the revenue effect from such acquisitions as if they had been owned during that entire year (or same period as the current reportable period), taking into account their respective pre-acquisition revenues for the applicable periods, and (iii) for dispositions, the revenue effect from such disposition as if they had been disposed of during the equivalent period in the prior year.

Net New Business: Estimate of annualized revenue for new wins less annualized revenue for losses incurred in the period.

Adjusted EBITDA: Adjusted EBITDA is a non-GAAP measure that represents operating profit (loss) plus depreciation and amortization, stock-based compensation, deferred acquisition consideration adjustments, distributions from non-consolidated affiliates, and other items. Prior to 2017, Adjusted EBITDA included an additional adjustment for acquisition deal costs. Beginning with 2017, on a prospective basis we no longer include the acquisition deal cost adjustment but we continue to disclose this metric for your reference.

Included in the Company's earnings release and supplemental management presentation are tables reconciling MDC Partners' reported results to arrive at certain of these non-GAAP financial measures. We are unable to reconcile our projected 2018 organic revenue growth to the corresponding GAAP measure because we are unable to predict the 2018 impact of foreign exchange due to the unpredictability of future changes in foreign exchange rates and because we are unable to predict the occurrence or impact of any acquisitions, divestitures or other potential changes. We are unable to reconcile our projected 2018 increase in Adjusted EBITDA margin to the corresponding GAAP measure because the amount and timing of many future charges that impact these measures (such as amortization of future acquired intangible assets, foreign exchange transaction gains or losses, impairment charges, and provision or benefit for income taxes) are variable, uncertain, or out of our control and therefore cannot be reasonably predicted without unreasonable effort, if at all. As a result, we are unable to provide reconciliations of these measures. In addition, we believe such reconciliations could imply a degree of precision that might be confusing or misleading to investors.

Note: A reconciliation of non-GAAP to US GAAP reported results has been provided by the Company in the tables included in the earnings release issued on May 9, 2018.

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MDC Partners Innovation Center 745 Fifth Avenue, Floor 19 New York, NY 10151 646 - 429 - 1800 www.mdc - partners.com